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                 EXHIBIT 1 TO THE PERIODIC REPORT ON FORM 8-K OF

                      dELiA*s INC. DATED NOVEMBER 17, 2000



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TEXT OF SLIDE PRESENTATION

DELIA*S CORP.

- Combining online and offline assets of dELiAs and iTurf creates a powerhouse in the teen space
-        Dominant catalog - powerful infrastructure
-        Growth opportunities
         -        dELiA*s Direct/e-commerce
         -        dELiA*s specialty retail


STRATEGIC BENEFITS OF THE TRANSACTION

-        Critical mass in sales
-        Approaching $200 million in sales in 2001
-        Quicker path to profitability
         -        4Q 2000 cash flow breakeven
         -        2H 2001 and onward EBITDA positive
- Eliminates structural confusion that has contributed to an under-valuation of both stocks


FOCUS ON TWO CORE BUSINESSES

1.  dELiA*s branded businesses
         dELiA*s catalog
         dELiAs.cOm
         dELiA*s retail stores

2.  iTurf online media businesses
         gURL.com
         TheSpark.com

Finding new strategic partners for
         TSI Soccer
         Storybook Heirlooms


POST-MERGER BENEFITS FOR DELIA*S

dELiA*s.com reintegrated back into dELiA*s direct

Creates unique "clicks and bricks" opportunity in the teen space

Richer brand experience for customers

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DELIA*S BRAND: TEEN FASHION AND LIFESTYLE LEADER

dELiA*s catalog
         -        50MM annual circulation
         -        12MM-name database
dELiAs.cOm
         -        $30MM+ sales in 2000
         -        500,000 e-commerce customers

dELiA*s retail
         -        31 mall-based stores
         -        Expansion potential: 300 stores



ITURF: NET-BASED MEDIA OPPORTUNITY

-        10 million user registrations

-        Approximately 200 million monthly page views

-        3.3MM unique users in September 2000 (Source: Nielsen NetRatings)

-        Sole focus on community assets

- Enhanced access to land-based assets - ability to offer fully integrated online and offline advertising packages to advertisers


INVESTMENT HIGHLIGHTS

Online and offline powerhouse in teen space

Critical mass in sales

Quicker path to profitability

Strong balance sheet

Simplified capital structure



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EXCERPTS FROM MANAGEMENT'S PREPARED REMARKS

The deal ... positions us with a number of powerful growth channels on the revenue side:

First, we've got a robust direct business, which includes the #1 e-commerce site in the space at dELiAs.cOm. That site, alone, should do nearly $35 million in sales this year and will be a great sales driver going forward.

And, second, we've got a specialty retail business, with a proven base, which can grow to 300 plus stores in the future- and add at least another quarter of a billion dollars in sales to the combined company.

 ...

I want to talk for a second about the strategic benefits of the transaction.

The combined Company will have critical mass in sales from the get go. We expect to generate nearly $200 million in revenue from our core franchise in 2001.

Putting these companies together will also speed the path to profitability, which in the end run is the only rational measure of success for a public company. The investment community is now again obsessively and rightly focused on profitability and THIS DEAL WILL DELIVER IT.

In that vein, we expect to be cash flow positive in the 4th quarter of this year. And, we expect to be generating cash flow on an ongoing basis every quarter going forward beginning in the second half of next year.

This transaction is also about narrowing our focus. And, going forward we will be focused on two core businesses.

The first core business is the dELiA*s branded business in every channel. That includes dELiAs.com, the dELiA*s catalog and dELiA*s retail stores.

The second core focus for the Company is the iTurf community businesses, which include gurl.com, theSpark.com, Sparknotes.com and iturf.com.

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Those are the two ongoing businesses of the new Company. What that means is that we will be finding new strategic partners for TSI Soccer and Storybook heirlooms. We announced these divestitures in August and we are now in the process of marketing these properties. They are both solid franchises and we hope to move them both by the end of this year.

I'd like to speak for a minute about the dELiA*s business.

dELiA*s is, and historically has been, one of the strongest brands in the teen space. The Company was founded 7 years ago. It has a history of rapid growth and profitability.

The dELiA*s catalog, itself, has an annual circulation of more than 50 million, making it the largest publication in the country targeting teens (and twice the size of 17 magazine).

The catalog's database of buyers and catalog requesters is over 12 million strong now, making it the largest database of its kind in the country.

The catalog operation, which has been experiencing double-digit productivity gains, is the foundation for the other distribution channels. But they, in their own right, are already impressive operations.

On the internet side, dELiAs.com is expected to generate $35 million in online revenue this year, making it by far and away the leader in the teen space and one of the largest apparel sites in the country, period. We expect the site to attract 500,000 unique e-commerce customers by the end of this year.

On the retail side, dELiA*s will end the year with 31 mall-based stores. We expect dELiA*s retail to generate nearly $40 million in revenue this year, with an average store yield of nearly $400 per square foot. That is a very impressive and competitive number, especially given the newness of our retail effort.
We expect a lot of upside from this operation as the effort matures.

Finally, our branded effort is supported by an impressive internal fulfillment and merchandising infrastructure that can and will be effectively leveraged across each of the channels just described. We believe that this combination of assets is unique in the

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teen space and will begin to generate substantial returns in the near future.

Having briefly discussed the dELiA*s opportunity post-merger, I'd like to now turn to the iTurf communities.

The iTurf business provides the Company with an interesting net-based media opportunity. While internet community properties are now out of favor in the investment community, we believe that they can add substantial value if they're managed for profitability.

From a membership and traffic perspective, the iTurf communities form by far the largest network of teens on the internet.

The iTurf online database now includes over 10 million e-mail registrations that can be used for both online and offline prospecting.

Additionally, in September, the iturf network generated 3.3 million unique visitors according to Nielsen Net Ratings. That was over 4 times the total for Alloy, one of our competitors, and more than a half million more unique visitors than mtv.com.

The vast majority of that traffic is coming out of the Gurl and Spark properties. We believe that these properties are unique in the teen space and can both be managed for profitability.

Getting back to the deal, one of its primary benefits is that it allows us to focus on managing these properties and our community-based infrastructure down to positive cash flow. That means driving ad sales, in addition to traffic and membership, which we believe are already at critical mass and no longer require large external marketing budgets.

Second, the communities will have the land-based assets including sampling, circulation and the dELiA*s brand as selling tools. That should allow us to offer fully integrated, online and offline, advertising packages to advertisers and provide us with a significant competitive advantage.

We believe that the communities can be overall contributors to the combined company from a P&L, and a customer branding perspective. And, both of those have substantial value in an increasingly net-focused world.

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Given that overview, I'd like to conclude by again summarizing the highlights of the transaction.

The dELiA*s-iTurf combination creates a unique online and offline powerhouse in the teen space.

The new dELiA*s Corp will have critical mass in revenues approaching $200 million in sales next year.

We'll be profitable more quickly.

We'll have a powerful balance sheet.

And, we'll have a simplified capital structure that should allow us to drive the stock price up.